UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

Cardica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51772	94-3287832

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA	94063

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 10, 2014, the Board of Directors of Cardica, Inc. appointed two new directors to the Cardica Board: William P. Moffitt, III and Gary S. Petersmeyer.

Under Cardica’s current compensation arrangements for non-employee directors, each of Messrs. Moffitt and Petersmeyer will receive (1) an annual Board retainer of $25,000, and (2) immediately following each annual meeting of stockholders a stock option to purchase 25,000 shares of the company’s common stock vesting over one year. Non-employee Board members also receive additional retainers for service on committees of the Board; however, there are currently no expectations that either Mr. Moffitt or Mr. Petersmeyer will be appointed to a committee of the Cardica Board.

Cardica intends to enter into Cardica’s standard form of indemnification agreement with each of Mr. Moffitt and Mr. Petersmeyer.

With the election of Messrs. Moffitt and Petersmeyer and the expansion of the Cardica Board to eight members, Cardica has extended the deadline for stockholders to notify Cardica of stockholder nominations of nominees for election to the Cardica Board at the 2014 annual meeting of stockholders until October 24, 2014.

Additional Information and Where to Find It

Cardica intends to file with the Securities and Exchange Commission (the “SEC”) and expects to mail to stockholders a proxy statement relating to Cardica’s 2014 Annual Meeting of Stockholders. Cardica will be using a WHITE proxy card in its solicitation of proxies. Stockholders are urged to read the proxy statement and any related documents when they become available as they contain important information. Stockholders may obtain free copies of these documents and other documents filed with the SEC by Cardica at the SEC’s website at www.sec.gov. These documents can also be obtained free of charge from Cardica’s website at www.cardica.com. Stockholders may also contact McKenzie Partners with questions or requests for additional copies of the proxy materials by calling toll free at (800) 322-2885.

Cardica’s directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders. Information regarding the names and special interests of these directors and executive officers in proxy solicitation will be included in the proxy statement described above.

Item 8.01   Other Events

The information set forth under Item 5.02 is incorporated by reference here.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc. (Registrant)

Date: October 14, 2014	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

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